Exhibit 99.1

MaxCyte Announces Preliminary Unaudited Fourth Quarter and Full Year 2025 Financial Results

ROCKVILLE, MD, January 12, 2026 — MaxCyte, Inc., (Nasdaq: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today provided a preliminary update on financial results for the fourth quarter and full year ended December 31, 2025.

Preliminary Unaudited Fourth Quarter and Full Year 2025 Results

●	Core revenue in the fourth quarter is expected to be between $6.6 million and $6.7 million.
●	Core revenue for the full year is expected to be between $29.5 million and $29.6 million.
●	Strategic Platform License (SPL) program-related revenue in the fourth quarter is expected to be between $0.4 million and $0.6 million.
●	SPL program-related revenue for the full year is expected to be between $3.3 million and $3.5 million.

Total cash, cash equivalents, and investments as of December 31, 2025, is expected to be approximately $155.6 million.

“2025 was a challenging, but productive year at MaxCyte. We worked through a difficult macro environment, including rationalization of programs and inventory management from a few SPL customers, however, we reported preliminary core revenue that was in-line with our guidance range,” said Maher Masoud, President and CEO of MaxCyte. “We also made substantial and targeted progress in strategically aligning our resources and improving our cost structure to drive efficient growth and scale MaxCyte towards profitability in the future.”

“We are heading into 2026 with substantial cash, greatly reduced annual burn, and a leaner and more focused organization with new offerings being launched early in the year. We remain as excited as ever by the opportunity presented by our SPLs, and SPL pipeline, and the continued expansion of our SeQure services, and expect to return to revenue growth in the second half of the year.”

MaxCyte’s fourth quarter and full year results are preliminary, unaudited and subject to change in connection with the completion of MaxCyte’s quarterly and year-end closing processes and review procedures and the preparation of its audited financial statements for the quarter and fiscal year ended December 31, 2025. As a result, these preliminary results may differ from the actual results that will be reflected in MaxCyte’s consolidated financial statements for the quarter and fiscal year ended December 31, 2025, which are expected to be released in March 2026 and will be included in MaxCyte’s Annual Report on Form 10-K.

About MaxCyte

At MaxCyte®, we are committed to building better cells together. As a leading cell-engineering company, we are driving the discovery, development and commercialization of next-generation cell therapies. Our best-in-class Flow Electroporation® technology and SeQure DX™ gene editing risk assessment services enable precise, efficient and scalable cell engineering. Supported by expert scientific, technical and regulatory guidance, our platform empowers researchers from around the world to engineer diverse cell types and payloads, accelerating the development of safe and effective treatments for human health. For more than 25 years, we've been advancing cell engineering, shaping the future of medicine. Learn more at maxcyte.com and follow us on X and LinkedIn.

MaxCyte Contacts:

Investor Relations

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

Media Contact

Oak Street Communications

Kristen White

kristen@oakstreetcommunications.com

415.608.6060

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 11, 2025, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements about the Company’s preliminary results of operations, including fourth quarter and full year 2025 total revenue, core revenue, and SPL program revenue and statements about possible or assumed future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “contemplate,” “target,” the negative of these words and similar words or expressions. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release include, without limitation, statements concerning the following: our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve these markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

These and other risks and uncertainties related to our business are described in greater detail in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time, including in our Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.